EXHIBIT 21.1

LIST OF SUBSIDIARIES
as of December 31, 1995


                                     State or other jurisdiction of
Corporation                           incorporation or organization

Academy Insurance Group, Inc.                Delaware
Academy Life Insurance Company               Missouri
Academy Services, Inc.                       Delaware
Agency Holding I, Inc.                       Delaware
Agency Holding II, Inc.                      Delaware
Agency Holding III, Inc.                     Delaware
Agency Investments I, Inc.                   Delaware
Agency Investments II, Inc.                  Delaware
Agency Investments III, Inc.                 Delaware
Ammest Development Corporation, Inc.         Kansas
Ammest Insurance Agency, Inc.                California
Ammest Massachusetts Insurance Agency, Inc.  Massachusetts
Ammest Realty Corporation                    Texas
Ammest Realty, Inc.                          Pennsylvania
Ampac, Inc.                                  Texas
Ampac Insurance Agency, Inc.                 Pennsylvania
Association Consultants, Inc.                Illinois
Benefit Plans, Inc.                          Delaware
Capital 200 Block Corporation                Delaware
Capital Broadway Corporation                 Kentucky
Capital General Development Corporation      Delaware
Capital Liberty, L.P.                        Delaware
Capital Real Estate Development Corporation  Delaware
Capital Security Life Insurance Company      North Carolina
Capital Values Financial Services, Inc.      Pennsylvania
College Resource Group, Inc.                 Kentucky
Commonwealth Agency, Inc.                    Kentucky
Commonwealth Life Insurance Company          Kentucky
Commonwealth Premium Finance                 California
Compass Rose Development Corporation         Pennsylvania
Data/Mark Services, Inc.                     Delaware
DurCo Agency, Inc.                           Virginia
Financial Planning Services, Inc.            Dist. of Columbia
First Deposit Life Insurance Company         Arkansas
First Deposit National Bank                  United States
First Deposit Service Corporation            California
First Providian Life and Health Insurance    New York
Company1
Force Financial Group, Inc.                  Delaware
Force Financial Services, Inc.               Massachusetts
Independence Automobile Association, Inc.    Florida
Independence Automobile Club, Inc.           Georgia




EXHIBIT 21.1

LIST OF SUBSIDIARIES (Continued)
as of December 31, 1995
                                     State or other jurisdiction of
Corporation                           incorporation or organization

KB Currency Advisors, Inc.                   Delaware
Knight Insurance Agency, Inc.                Massachusetts
Knight Insurance Agency (New Hampshire),     New Hampshire
Inc.
Knight Tuition Payment Plans, Inc.           Massachusetts
Military Associates, Inc.                    Pennsylvania
National Home Life Corporation2              Pennsylvania
National Liberty Corporation                 Pennsylvania
NCOAA Management Company                     Texas
NCOA Motor Club, Inc.                        Georgia
NL/UL Joint Venture                          none
Pension Life Insurance Company of America    New Jersey
Peoples Security Life Insurance Company      North Carolina
Providian Agency Group, Inc.                 Kentucky
Providian Assignment Corporation3            Kentucky
Providian Auto and Home Insurance Company4   Missouri
Providian Bancorp, Inc.                      Delaware
Providian Capital Management, Inc.           Delaware
Providian Capital Management Real Estate     Delaware
Services,
  Inc.
Providian Corporation                        Delaware
Providian Corporation Political Action       United States
Committee
Providian Corporation Voluntary Employees'   Kentucky
  Beneficiary Association
Providian Credit Corporation5                Delaware
Providian Credit Services, Inc.6             Utah
Providian Fire Insurance Company7            Kentucky
Providian Investment Advisors, Inc.8         Delaware
Providian Life and Health Insurance Company9 Missouri
Providian LLC                                Turks & Caicos
                                             Is.
Providian National Bancorp                   California
Providian National Bank10                    United States
Providian Property and Casualty Insurance    Kentucky
Company11
Providian Securities Corporation12           Pennsylvania
Providian Services, Inc.13                   Pennsylvania
Security Trust Life Insurance Company        Kentucky
  Southlife, Inc.                            Tennessee
Unicom Administrative Services, Inc.         Pennsylvania
EXHIBIT 21.1

LIST OF SUBSIDIARIES (Continued)
as of December 31, 1995


                                     State or other jurisdiction of
Corporation                           incorporation or organization

Unicom Administrative Services GmbH          Germany
Valley Forge Associates, Inc.                Pennsylvania
Veterans Benefits Plans, Inc.                Pennsylvania
Veterans Insurance Services, Inc.            Delaware
Veterans Life Insurance Company              Illinois
Wannalancit Corp.14                          Massachusetts
Winnisquam Community Development             New Hampshire
Corporation


_______________________________
1  Name changed from National Home Life Assurance Company of
New York, 3/6/95.
2  Name changed from National Assets Management Corporation,
9/25/95.
3 Name changed from Capital Assignment Corporation, 7/1/95. 4 Name changed from Worldwide Underwriters Insurance Company, 7/1/95.
5  Name changed from Providian National Credit Corporation,
5/10/95.
6  Name changed from First Deposit Financial Corporation,
6/15/95.
7  Name changed from Capital Landmark Insurance Company,
6/30/95.
8  Name changed from Providian Capital Management Investment
Advisors, Inc.,
   6/23/95.
9  Name changed from National Home Life Assurance Company,
4/3/95.
10 Name changed from First Deposit National Credit Card Bank,
1/1/95.
11 Name changed from Capital Enterprise Insurance Company,
6/30/95.
12 Name changed from Capital Values Securities Corporation,
4/24/95.
13 Name changed from National Information Systems
Corporation, 12/7/95.
14 Incorporated 3/22/95.